UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 20, 2007

SMART Modular Technologies (WWH), Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	000-51771	20-2509518
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4211 Starboard Drive, Fremont, California		94538
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510-623-1231

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2007, SMART Modular Technologies (WWH), Inc. ("Company") announced John Marren’s resignation as a director of the Company on April 20, 2007, effective immediately. Mr. Marren’s resignation was consistent with the Company's need to increase the number of independent directors as it is no longer a controlled company and was not related to any disagreement with the Company regarding its operations, policies or practices.

The Company also announced on April 23, 2007, that the Board of Directors, upon the recommendation of its Nominating and Corporate Governance Committee, appointed Harry W. (Webb) McKinney as a director on April 20, 2007, to fill the vacancy created by Mr. Marren’s resignation. Mr. McKinney also has been appointed to serve on the Audit Committee and the Compensation Committee.

There are no arrangements or understandings between Mr. McKinney and the Company or any other persons pursuant to which he was appointed as a director. There are no transactions or proposed transactions to which the Company was or is a party in which Mr. McKinney has a direct or indirect material interest. Mr. McKinney will be compensated as a director pursuant to the Company’s compensation policy for non-employee independent directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART Modular Technologies (WWH), Inc.

April 23, 2007	By:	/s/ Ann T. Nguyen

Name: Ann T. Nguyen
Title: General Counsel and Corporate Secretary